Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

Intevac Announces Second Quarter 2021 Financial Results

Santa Clara, Calif.—August 2, 2021—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the quarter and six months ended July 3, 2021.

“We are pleased to report revenues above forecast for the second quarter, chiefly as a result of the acceleration of technology upgrades by our hard disk drive (HDD) customers,” commented Wendell Blonigan, president and chief executive officer. “We announced a record HDD upgrade order in June, which also drove the majority of the $15 million increase in backlog in our Thin-film Equipment (TFE) business in the quarter. In our Photonics business, we announced two new development program awards in June, both of which are aimed at improving the low light level night vision performance of the current IVAS headset.

“In addition to these announcements, we are pleased to report positive developments on multiple other fronts during the second quarter. First, with recent HDD industry reports indicating continued upside in mass-capacity drives and overall HDD units, as well as in total media units and exabytes shipped, the discussions with our customers to add media capacity have resumed. Furthermore, we continued to attain progress with our INTEVAC VERTEX® protective coating programs, which increases our confidence in new orders as well as for our overall VERTEX growth initiative. Lastly, the U.S. Military continues to invest in Intevac Photonics as a key night vision technology provider for all of its digital programs, including IVAS.” Mr. Blonigan concluded, “While 2021 is a challenging year, we continue to maintain solid financial footing, with a strong balance sheet, increasing orders and backlog, and continued momentum on a number of programs and growth initiatives that put Intevac firmly on a path for growth in 2022 and beyond.”

($ Millions, except per share amounts)

	Three Months Ended July 3, 2021		Three Months Ended June 27, 2020
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$13.8	$13.8	$28.8	$28.8
Operating Income (Loss)	$(6.3)	$(6.3)	$2.1	$2.1
Net Income (Loss)	$(6.1)	$(6.1)	$1.5	$1.5
Net Income (Loss) per Share	$(0.25)	$(0.25)	$0.06	$0.06

	Six Months Ended July 3, 2021		Six Months Ended June 27, 2020
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$30.1	$30.1	$47.7	$47.7
Operating Income (Loss)	$(12.8)	$(12.8)	$1.0	$1.0
Net Income (Loss)	$(12.6)	$(12.6)	$0.3	$0.3
Net Income (Loss) per Share	$(0.52)	$(0.52)	$0.01	$0.01

Intevac’s non-GAAP adjusted results exclude the impact, where applicable, of restructuring charges. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Second Quarter 2021 Summary

The net loss for the quarter was $6.1 million, or $0.25 per diluted share, compared to net income of $1.5 million, or $0.06 per diluted share, in the second quarter of 2020.

Revenues were $13.8 million, including $5.4 million of TFE revenues and $8.4 million of Photonics revenues. TFE revenues consisted of upgrades, spares and service. Photonics revenues consisted of $3.2 million of research and development contracts and $5.3 million of product sales. In the second quarter of 2020, revenues were $28.8 million, including $16.6 million of TFE revenues, which consisted of two 200 Lean HDD systems, upgrades, spares and service, and Photonics revenues of $12.2 million, which included $6.1 million of research and development contracts and $6.1 million of product sales.

TFE gross margin was 18.7% compared to 36.4% in the second quarter of 2020 and 23.1% in the first quarter of 2021. The decline from the first quarter of 2021 and the second quarter of 2020 was primarily due to lower revenues which affected factory utilization.

Photonics gross margin was 24.9% compared to 43.9% in the second quarter of 2020 and 13.1% in the first quarter of 2021. The decline from the second quarter of 2020 was primarily due to lower revenue levels, as well as higher costs related to completing the integration of our camera into the IVAS platform. The improvement from the first quarter of 2021 was primarily due to a sequential increase in revenues and higher margins on development programs. Consolidated gross margin was 22.5%, compared to 39.6% in the second quarter of 2020 and 18.8% in the first quarter of 2021.

R&D and SG&A expenses were $9.4 million, compared to $9.3 million in the second quarter of 2020 and $9.6 million in the first quarter of 2021.

Order backlog totaled $51.7 million on July 3, 2021, compared to $43.1 million on April 3, 2021 and $69.0 million on June 27, 2020. Backlog at July 3, 2021, April 3, 2021 and June 27, 2020 did not include any 200 Lean HDD systems.

The Company ended the quarter with $54.1 million of total cash, cash equivalents, restricted cash and investments and $91.7 million in tangible book value.

First Six Months 2021 Summary

The net loss was $12.6 million, or $0.52 per diluted share, compared to net income of $0.3 million, or $0.01 per diluted share, for the first six months of 2020.

Revenues were $30.1 million, including $14.6 million of TFE revenues and $15.4 million of Photonics revenues, compared to first-half 2020 revenues of $47.7 million, which included $24.6 million of TFE revenues and $23.1 million of Photonics revenues.

TFE gross margin declined to 21.5%, compared to 38.9% in the first six months of 2020, primarily due to lower revenues and less favorable product mix. Photonics gross margin declined to 19.6%, compared to 43.4% in the first six months of 2020, primarily due to higher costs related to completing the integration of our camera into the IVAS platform, as well as lower product margins. Consolidated gross margin was 20.5%, compared to 41.1% in the first six months of 2020.

R&D and SG&A expenses were $19.0 million compared to $18.6 million in the first six months of 2020.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact, where applicable, of restructuring charges. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 407-0989 prior to the start time, and reference meeting number 13721096. For international callers, the dial-in number is +1 (201) 389-0921. You may also listen live via the Internet on the Company’s investor relations website at https://ir.intevac.com. For those unable to attend live, an archived webcast of the call will be available at https://ir.intevac.com.

About Intevac

Intevac was founded in 1991 and has two businesses: Thin-film Equipment and Photonics.

In our Thin-film Equipment business, we are a leader in the design and development of high-productivity, thin-film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties, such as the hard drive media, display cover panel, solar photovoltaic, and advanced semiconductor packaging markets we serve currently.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean®, INTEVAC MATRIX®, INTEVAC VERTEX®, ENERGi®, LIVAR®, DiamondClad®, VERTEX Marathon®, and VERTEX Spectra® are registered trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: impacts related to the COVID-19 global pandemic, customer adoption of our products, future revenue growth potential, and the future financial performance of Intevac. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to: global economic impacts of COVID-19 including delays in customer evaluations, supply chain constraints and disruptions related to COVID-19, technology risk, challenges achieving customer adoption and revenue growth in Thin-film Equipment markets, and delays in Photonics programs, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Six months ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net revenues
TFE	$5,369	$16,595	$14,607	$24,557
Photonics	8,444	12,247	15,447	23,125

Total net revenues	13,813	28,842	30,054	47,682
Gross profit	3,108	11,420	6,162	19,577
Gross margin
TFE	18.7%	36.4%	21.5%	38.9%
Photonics	24.9%	43.9%	19.6%	43.4%

Consolidated	22.5%	39.6%	20.5%	41.1%
Operating expenses
Research and development	3,894	3,707	7,519	6,991
Selling, general and administrative	5,525	5,609	11,455	11,581

Total operating expenses	9,419	9,316	18,974	18,572

Total operating income (loss)	(6,311)	2,104	(12,812)	1,005
Income (loss) from operations
TFE	(4,305)	(174)	(8,306)	(2,705)
Photonics	(255)	3,536	(1,401)	6,448
Corporate	(1,751)	(1,258)	(3,105)	(2,738)

Total operating income (loss)	(6,311)	2,104	(12,812)	1,005
Interest and other income (expense), net	20	62	50	204

Income (loss) before provision for (benefit from) income taxes	(6,291)	2,166	(12,762)	1,209
Provision for (benefit from) income taxes	(165)	642	(132)	909

Net income (loss)	$(6,126)	$1,524	$(12,630)	$300

Net income (loss) per share
Basic	$(0.25)	$0.06	$(0.52)	$0.01
Diluted	$(0.25)	$0.06	$(0.52)	$0.01
Weighted average common shares outstanding
Basic	24,241	23,561	24,137	23,522
Diluted	24,241	23,906	24,137	23,953

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	July 3, 2021	January 2, 2021
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$48,661	$44,180
Accounts receivable, net	14,356	28,646
Inventories	20,524	21,689
Prepaid expenses and other current assets	1,691	1,893

Total current assets	85,232	96,408
Long-term investments	4,679	5,388
Restricted cash	787	787
Property, plant and equipment, net	9,683	11,004
Operating lease right-of-use-assets	6,988	8,165
Deferred income tax and other long-term assets	5,700	5,486

Total assets	$113,069	$127,238

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current operating lease liabilities	$2,981	$2,853
Accounts payable	3,890	4,259
Accrued payroll and related liabilities	6,334	7,679
Other accrued liabilities	2,421	3,631

Total current liabilities	15,626	18,422
Non-current liabilities
Non-current operating lease liabilities	5,267	6,803
Other long-term liabilities	428	457

Total non-current liabilities	5,695	7,260
Stockholders’ equity
Common stock ($0.001 par value)	24	24
Additional paid-in capital	196,064	193,173
Treasury stock, at cost	(29,551)	(29,551)
Accumulated other comprehensive income	571	640
Accumulated deficit	(75,360)	(62,730)

Total stockholders’ equity	91,748	101,556

Total liabilities and stockholders’ equity	$113,069	$127,238

Note: Amounts as of January 2, 2021 are derived from the January 2, 2021 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Six months ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Non-GAAP Income (Loss) from Operations
Reported operating income (loss) (GAAP basis)	$(6,311)	$2,104	$(12,812)	$1,005
Restructuring charges [1]	—	—	43	—

Non-GAAP Operating Income (Loss)	$(6,311)	$2,104	$(12,769)	$1,005

Non-GAAP Net Income (Loss)
Reported net income (loss) (GAAP basis)	$(6,126)	$1,524	$(12,630)	$300
Restructuring charges [1]	—	—	43	—

Non-GAAP Net Income (Loss)	$(6,126)	$1,524	$(12,587)	$300

Non-GAAP Net Income (Loss) Per Diluted Share
Reported net income (loss) per diluted share (GAAP basis)	$(0.25)	$0.06	$(0.52)	$0.01
Restructuring charges [1]	$—	$—	$—	$—
Non-GAAP Net Income (Loss) Per Diluted Share	$(0.25)	$0.06	$(0.52)	$0.01
Weighted average number of diluted shares	24,241	23,906	24,137	23,953

[1]	Results for the six months ended July 3, 2021 include severance and other employee-related costs related to a restructuring program.